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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 _______________

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 13, 2006

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 Science Center Drive,
                              San Diego, California
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)

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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

            In connection with the expiration of the Amended and Restated Preferred Shares Rights Agreement dated September 13, 1996, as amended, between Ligand Pharmaceuticals Incorporated (the "Company") and Mellon Investor Services LLC ("Mellon"), as Rights Agent, which associated rights (as defined therein) expired on September 13, 2006, the Board of Directors of the Company approved a new 2006 Preferred Shares Rights Agreement (the "2006 Rights Agreement") with Mellon as Rights Agent. As of October 13, 2006, the Board of Directors of the Company declared a dividend of one right (a "Right" or "Rights") to purchase one one-thousandth share of the Company's Series A Participating Preferred Stock ("Series A Preferred") for each outstanding share of Common Stock, par value $0.001 per share ("Common Shares"), of the Company. The dividend is payable on October 31, 2006 (the "Record Date") to stockholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred at an exercise price of $100 (the "Purchase Price"), subject to adjustment as described below. The description and terms of the Rights are set forth in the 2006 Rights Agreement.

            Initially, the Rights will be attached to all certificates representing shares of Common Shares then outstanding, and no separate certificates evidencing the Rights ("Rights Certificates") will be distributed. Common Share certificates issued after the Record Date but prior to the Distribution Date (as defined below) will contain a notation incorporating the 2006 Rights Agreement by reference. The Rights will separate from the Common Shares, Rights Certificates will be issued and the Rights will become exercisable upon the earlier of: (i) 10 days (or such later date as may be determined by the Company's Board of Directors) following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares, or (ii) 10 days (or such later date as may be determined by the Company's Board of Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares. The earlier of such dates is referred to as the "Distribution Date."

            Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender or transfer of any certificates for Common Shares, even without notation or a copy of the Summary of Rights being attached thereto (but as to certificates representing Common Shares issued after the Record Date, only if they bear the legend required by the 2006 Rights Agreement), will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights from and after the Distribution Date.

            The holders of the Rights are not required to take any action until the Rights become exercisable. As described above, the Rights are not exercisable until the Distribution Date. Holders of the Rights will be notified that the Rights have become exercisable when the Rights Agent mails the Rights Certificates. The Rights will expire on October 13, 2016 (the "Final Expiration Date"), unless earlier redeemed, exchanged or terminated under the terms of the 2006 Rights Agreement.

            The Purchase Price payable, the number of Rights and the number of Series A Preferred or Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in the event the Company declares a dividend payable in Common Shares, subdivides the number of outstanding Common Shares into a larger number of such shares or combines the number of outstanding Common Shares into a smaller number of such shares, among other circumstances, as set forth in the 2006 Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price.

            Because of the nature of the dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series A Preferred purchasable upon exercise of each Right should approximate the value of one Common Share. Series A Preferred purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred will be entitled to an aggregate dividend of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Series A Preferred will be entitled to a minimum preferential liquidation payment equal to $1,000 per share. Each share of Series A
Preferred will have 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which the Common Shares are changed or exchanged, each share of Series A Preferred will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

            In the event that, at any time following the date on which there has been public disclosure that a person or group has become an Acquiring Person (the "Shares Acquisition Date"), (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business) (either of which event is referred to herein as an "Acquisition"), proper provision shall be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of Common Stock of the acquiring company having a value equal to two times the Purchase Price.

            At any time after the acquisition by an Acquiring Person of 20% or more of the Company's outstanding Common Shares and prior to the acquisition by such Acquiring Person of 50% or more of the Company's outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one Common Share per Right, subject to adjustment.

            At any time on or prior to the close of business on the earlier of
(i) the 10th day following the Shares Acquisition Date or such later date as may be determined by the Company's Board of Directors and publicly announced by the Company, or (ii) the Final Expiration Date of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than any rights resulting from such holder's ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

            The provisions of the 2006 Rights Agreement may be supplemented or amended by the Board of Directors in any manner prior to the close of business on the Distribution Date without the approval of the Rights holders. After the Distribution Date, the provisions of the 2006 Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the 2006 Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

            A copy of the 2006 Rights Agreement, which includes as Exhibit A the form of Rights Certificate, is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the 2006 Rights Agreement.

Item 2.03.  Creation of a Direct Financial Obligation

            On  October  12,  2006,  in  connection   with  the  pending  sale
of its Avinza(R)-related assets (the "Asset Sale"), Ligand obtained a loan from and became obligated to King Pharmaceuticals, Inc. in the amount of $37.75 million plus interest (the "Loan"). Additional details regarding the Asset Sale may be found in Ligand's Current Report on Form 8-K, filed on September 11, 2006.

            The terms of the Loan include a 9.5 % interest rate and a security interest in the Avinza(R) assets plus a portion of the proceeds from Ligand's pending sale of its oncology assets, up to the amount of the Loan, including
interest.   The principal amount of the Loan was used to make a payment in that amount due from Ligand to Organon USA Inc. under the Termination and Return of Rights Agreement between Ligand and Organon dated January 1, 2006. King agreed as part of the Asset Sale to assume this liability to Organon. Thus upon closing of the Asset Sale, the amount of the closing payment due from King to Ligand will be increased by the amount of the Loan, including interest, and an equal amount will be credited against that payment for repayment of the Loan.
In the event the Asset Sale does not close before January 8, 2007, the Loan, including accrued interest, would become due and payable.

Item 3.03.  Material Modification to Rights of Security Holders.

              The information required by this item is included in Item 1.01.

Item 9.01.   Financial Statements and Exhibits.

(d)      Exhibits

EXHIBIT NUMBER     DESCRIPTION
---------------    ------------
4.1                2006 Preferred Shares Rights Agreement, by and between
                   Ligand Pharmaceuticals Incorporated and Mellon Investor
                   Services LLC, dated as of October 13, 2006.

99.1 Press release dated October 16, 2006 announcing the adoption of the 2006 Preferred Shares Rights Agreement.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LIGAND PHARMACEUTICALS INCORPORATED



    Date : October 17, 2006         By:     /s/ Warner R. Broaddus
                                    Name:   Warner R. Broaddus
                                    Title:  Vice President, General Counsel &
                                            Secretary

                                  EXHIBIT INDEX



EXHIBIT NUMBER     DESCRIPTION
---------------    ------------

4.1 2006 Preferred Shares Rights Agreement, by and between Ligand Pharmaceuticals Incorporated and Mellon Investor Services LLC, dated as of October 13, 2006.

99.1 Press release dated October 16, 2006 announcing the adoption of the 2006 Preferred Shares Rights Agreement.